Exhibit 21

List of Subsidiaries

Access Health Solutions, LLC, a Florida LLC
AECC Total Vision Health Plan of Texas, Inc., a Texas corporation
Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin corporation
Bridgeway Health Solutions of Arizona LLC, an Arizona LLC
Bridgeway Health Solutions, LLC, a Delaware LLC
Buckeye Community Health Plan, Inc., an Ohio corporation
CBHSP Arizona, Inc., an Arizona corporation
CCTX Holdings, LLC, a Delaware LLC
Celtic Group, Inc., a Delaware corporation
Celtic Insurance Company, an Illinois corporation
CeltiCare Health Plan Holdings LLC, a Delaware LLC
CeltiCare Health Plan of Massachusetts, Inc., a Massachusetts corporation
CenCorp Health Solutions, Inc., a Delaware corporation
Cenpatico Behavioral Health of Arizona, LLC, an Arizona LLC
Cenpatico Behavioral Health of Texas, Inc., a Texas corporation
Cenpatico Behavioral Health of Wisconsin, LLC, a Wisconsin LLC
Cenpatico Behavioral Health, LLC, a California LLC
Cenphiny Management, LLC, a Delaware LLC
Centene Center LLC, a Missouri LLC
Centene Company of Texas, LP, a Texas limited partnership
Centene Holdings, LLC, a Delaware LLC
Centene Management Company, LLC, a Wisconsin LLC
Centene Plaza LLC, a Missouri LLC
Centene Plaza Redevelopment Corporation, a Missouri corporation
CMC Real Estate Company, LLC, a Delaware LLC
Coordinated Care Corporation Indiana, Inc., d/b/a Managed Health Services, an Indiana corporation
Family Care & Workforce Diversity Consultants LLC, d/b/a Worklife Innovations, a Connecticut LLC
Hallmark Life Insurance Company, an Arizona corporation
Integrated Mental Health Management, LLC, a Texas LLC
Integrated Mental Health Services, a Texas corporation
LBB Industries, Inc., a Texas corporation
Managed Health Services Insurance Corporation, a Wisconsin corporation
Nurse Response, Inc., a Delaware corporation
NurseWise Holdings, LLC, a Delaware LLC
NurseWise, LP, a Delaware limited partnership
Nurtur Health, Inc., a Delaware corporation
Ocucare Systems, Inc., a Florida corporation
OptiCare IPA of New York, Inc., a New York corporation
OptiCare Managed Vision, Inc., a Delaware corporation
OptiCare Vision Company, Inc., a Delaware corporation
OptiCare Vision Insurance Company, Inc., a South Carolina corporation
Peach State Health Plan, Inc., a Georgia corporation
Physicians Choice LLC, d/b/a Palmetto Administrative Services, a South Carolina LLC
Phytrust of South Carolina LLC, a Florida LLC
RX Direct, Inc., a Texas corporation
Sunshine Health Holding Company, a Florida corporation
Sunshine State Health Plan, Inc., a Florida corporation
Superior HealthPlan, Inc., a Texas corporation
Total Carolina Care, Inc., d/b/a Absolute Total Care, a South Carolina corporation
Total Vision, Inc., a Delaware corporation
U.S. Script, Inc., a Delaware corporation
University Health Plans, Inc., a New Jersey corporation